CODE OF ETHICS
                                   ADOPTED BY
                           U.S. GLOBAL INVESTORS FUNDS



                             Effective June 28, 1989

                          As Amended November 13, 1989
                           As Amended January 21, 1998
                           As Amended August 22, 2001
                          As Amended February 11, 2005






                                 CODE OF ETHICS
                                   ADOPTED BY
                           U.S. GLOBAL INVESTORS FUNDS



U.S. Global Investors Funds adopts this Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to certain types of personal securities transactions for the purpose of establishing reporting requirements and enforcement procedures with respect to such transactions. This Code and the reports required under it are promulgated to assure there are no violations of Rule 17j-1(b).

I.   DEFINITIONS.

     1. "Access Person " shall have the same meaning as that set forth in Rule 17j-1(a)(1) under the 1940 Act.

     2.   "Adviser" shall mean U.S. Global Investors, Inc.

     3. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that a disinterested trustee has or acquires.

     4. "Considered for purchase or sale" shall mean a security that is being considered for purchase or sale by the Fund when a member of the Adviser or any agent thereof has recommended that the Fund purchase or sell the Security.

     5. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     6. "Disinterested Trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     7.   "Distributor" shall mean U.S. Global Brokerage, Inc.

     8.   "Fund" shall mean U.S. Global Investors Funds and all series thereof.

     9. "Interested Person" shall have the meaning as contained in Section 2(a)(19) of the 1940 Act.

     10. "Independent Trustee" shall mean any trustee of the Fund who is not an Interested Person of the Fund.

     11. "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

     12. "Review Committee" consists of the Adviser's Chief Executive Officer, Chief Investment Officer (or Assistant Chief Investment Officer), and General Counsel. Should the Review Committee meet to discuss a transaction involving the Adviser's proprietary account or a transaction involving any of the committee members, a director of the Adviser, as nominated by the board of directors, will take the place of that committee member.

     13. "Securities Transaction Report" shall mean the Securities Transaction Report form developed and issued by the Adviser's Compliance Officer and containing the information specified in Rule 17j-1(d)(1)(ii).

     14. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the 1940 Act), bankers acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies. The term security includes any separate security that is convertible into, exchangeable for or which carries a right to purchase a security.

     15. "Subadviser" shall mean any entity that is a party to or enters into an agreement with the Adviser and/or the Fund pursuant to which such entity provides investment advisory services to the Fund.

II.  CODE PROVISIONS APPLICABLE ONLY TO INTERESTED PERSONS OF THE FUND.

     1.   CODE OF ETHICS.

          (a) The provisions of the Adviser's Code of Ethics are hereby adopted as the Code of Ethics of the Fund applicable only to officers and trustees of the Fund who are Interested Persons of the Adviser or the Distributor. A violation of the Adviser's Code of Ethics by any such Interested Person shall also constitute a violation of this Code of Ethics.

          (b) Any Access Person of the Fund who is also an Access Person of a Subadviser shall not be subject to this Code, so long as such Access Person is subject to a code of ethics duly adopted by the relevant Subadviser relating to personal securities transactions by such Access Person (each, a "Subadviser Code"), provided that such Subadviser Code is reasonably satisfactory in form and substance to the Board of Trustees of the Fund.

     2. REPORTS. Officers and trustees of the Fund who are Interested Persons of the Adviser or the Distributor shall file the reports required by the Adviser's Code of Ethics. Access Persons of the Fund who are Access Persons of a Subadviser shall file the reports required by the relevant Subadviser Code and such reports shall be available for review by the Compliance Officer of the Adviser. Such filings shall be deemed to be filings with the Fund under this Code of Ethics, and shall be available at all times to the Fund.

     3. REVIEW. The Compliance Officer of the Adviser or Distributor shall review or supervise the review of the personal securities transactions reported pursuant to Section II.2. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making a determination that any person has committed a violation, such person shall be given an opportunity to supply additional explanatory material. If the Compliance Officer of the Adviser or Distributor determines that a material violation of this Code has or may have occurred, he shall submit his written determination, together with the transaction report and any additional explanatory material provided by the individual, to the President of the Adviser or Distributor, who shall make an independent determination of whether a material violation has occurred.

     4. SANCTIONS. If the President of the Adviser or Distributor finds that a material violation has occurred, he shall report the violation, the corrective action taken, and any sanctions imposed by the Adviser or Distributor to the trustees of the Fund. If a securities transaction of the President or Compliance Officer of the Adviser or Distributor is under consideration, another senior officer of the Adviser or Distributor shall act in all respects in the manner prescribed herein for the President or Compliance Officer of the Adviser or Distributor.

III. CODE PROVISIONS APPLICABLE TO FUND OFFICERS WHO ARE NOT INTERESTED PERSONS OF THE ADVISER.

     1.   REPORTS.

          (a) Officers of the Fund who are not directors, officers or employees of the Adviser or its affiliates (other than the Fund) shall (i) instruct the broker/dealer executing any personal securities transaction to send a duplicate confirmation statement of the transaction containing the information specified in Rule 17j-1(d)(1)(ii) to the Compliance Officer and file a quarterly affirmation with the Compliance Officer stating that this was done; and (ii) file with the Compliance Officer a Securities Transaction Report for each transaction in any Security in which such officer has participated. This report must be filed within 10 days after the end of the calendar quarter.

          (b)  Within 10 days of becoming an officer of the Fund,  such  officer
               must  complete  an  initial   holdings   report   containing  the
               information specified in Rule 17j-1(d)(1)(i).

          (c) Each officer must complete an annual holdings report containing the information specified in Rule 17j-1(d)(1)(iii).

     2.   REVIEW.

          (a) The Compliance Officer shall compare the reported personal holdings and personal securities transactions with completed and pending portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making a determination that any person has committed a violation, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

          (b) If the Compliance Officer determines that a violation of this Code has or may have occurred, he/she shall submit his/her written determination and any additional explanatory material provided by the individual to the Review Committee of the Adviser. The Review Committee shall make an independent determination of whether a violation has occurred.

     3.   SANCTIONS.

          (a) If the Review Committee finds that a violation has occurred, it shall impose upon the officer such sanctions as it deems appropriate and shall report the violation and the sanction imposed to the board of trustees of the Fund. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, and fines.

          (b) No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself.

IV.  CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE FUND.

     1. PROHIBITED PURCHASES AND SALES. No Independent Trustee of the Fund shall purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his knowledge at the time of such purchase or sale;

          (a)  Is being considered for purchase or sale by the Fund; or

          (b)  Is being purchased or sold by the Fund.

     2. EXEMPTED TRANSACTIONS. The prohibitions of Section IV.1 of this Code shall not apply to:

          (a) Purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

          (b) Purchases or sales that are nonvolitional on the part of the Independent Trustee of the Fund;

          (c) Purchases that are part of an automatic dividend reinvestment plan;

          (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (e) Sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

          (f) Purchases or sales other than those exempted in (a) through (e) above that: (i) will not cause the Independent Trustee to gain improperly a personal profit as a result of his relationship with the Fund, or (ii) are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by the Fund, and which, in each case, the Compliance Officer of the Adviser has previously approved, which approval shall be confirmed in writing.

     3.   REPORTING.

          (a) Whether or not one of the exemptions listed in Section IV.2 hereof applies, each Independent Trustee of the Fund shall file with the President of the Fund a written report containing the information described in Section IV.3(b) of this Code with respect  to  each  transaction  in any  Security  in  which  such
               Independent Trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Independent Trustee, at the time he entered into that transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Fund should have known, that during the 15-day period immediately preceding or after the date of that transaction:

               (i) Such Security was or is to be purchased or sold by the Fund, or

               (ii) Such  Security  was or is being  considered  for purchase or sale by the Fund;

                    provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which he does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Fund for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that he has any direct or indirect Beneficial Ownership in the Security to which the report relates;

          (b) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (i) The date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

               (ii) The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               (iii) The price at which the transaction was effected; and

               (iv) The name of the broker, dealer, or bank with or through whom the transaction was effected.

                    Any report  concerning a purchase or sale  prohibited  under
                    Section IV.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in
                    Section  IV.2  shall  contain  a  brief   statement  of  the
                    exemption relied upon and the circumstances of the transaction.

     4. REVIEW. The President of the Fund shall review or supervise the review of the personal securities transactions reported pursuant to Section
          IV.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. If the President of the Fund determines that a violation may have occurred, he shall submit the pertinent information regarding the transaction to counsel for the Fund. Such counsel shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under
          Section IV.2. Before making any determination that a violation has occurred, such counsel shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

     5. SANCTIONS. If Fund's counsel determines that a material violation of this Code has occurred, such counsel shall so advise the President of the Fund. The President shall provide a written report of counsel's determination to the Board of Trustees for such further action and sanctions as said Board deems appropriate, which sanctions may in the Board's discretion include removal of the Independent Trustee.

V.   MISCELLANEOUS PROVISIONS.

     1. AMENDMENT OR REVISION OF ADVISER'S CODE OF ETHICS. Any amendment or revision of the Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section II.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Fund.

     2. RECORDS. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

          (a) A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (c) A copy of each report made by an officer or trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (d) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     3. CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Fund or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

     4.   INTERPRETATION OF PROVISIONS.  The trustees of the Fund may adopt from
          time  to  time  such   interpretation   of  this  Code  as  they  deem
          appropriate.

     5. EFFECT OF VIOLATION OF THIS CODE. In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general antifraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.